                                                                   EXHIBIT 20(b)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Trust I
                        Series 1993-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAE9
                      Class B Certificate CUSIP #25466KAF6


Trust Distribution Date: July 15, 1996        Due Period Ending:  June 30, 1996

Pursuant to the Series Supplement dated as of December 1, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series 1993-2                                  Total     Interest       Principal
        Class A      30 days at 5.400000000%  $4.500000000  $4.500000000  $0.000000000

        Class B      30 days at 5.750000000%  $4.791666667  $4.791666667  $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $11,063,492,000.00
     Seller Interest                                    $2,962,795,417.82

     Total Master Trust                                $14,026,287,417.82


 (b) Group One Investor Interest                        $9,313,492,000.00

 (c) Group Two Investor Interest                        $1,750,000,000.00

 (d) Series 1993-2 Investor Interest                      $833,334,000.00

 (e) Class A Investor Interest                            $800,000,000.00

     Class B Investor Interest                             $33,334,000.00

3.   Allocation of Receivables Collected During the Due Period

                                        Finance Charge     Principal          Yield
                                          Collections      Collections     Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation     $171,166,079.19  $1,305,595,068.45     $0.00

     Seller                             $28,770,936.58    $219,454,655.24     $0.00

 (b) Group One Allocation              $144,094,607.26  $1,099,103,335.87     $0.00

 (c) Group Two Allocation               $27,071,471.93    $206,491,732.58     $0.00

 (d) Series 1993-2 Allocations          $12,895,937.52     $98,365,707.18     $0.00

 (e) Class A Allocations                $12,376,101.28     $94,400,577.90     $0.00

     Class B Allocations                   $519,836.24      $3,965,129.28     $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
               Deposits into the SPFAs

                           This Due      Total    Deposit Deficit   Investment
                             Period     Deposits    Amount           Income
     Series 1993-2          $0.00         $0.00         0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                             Total Payments
                              Amount Paid    Deficit Amount  Through This
                            This Due Period  This Due Period  Due Period
     Series 1993-2                 $0.00           $0.00            $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                           Deposits Into the
                                             SIFAs This
                                             DuePeriod      SIFA Balance
     Series 1993-2                        $3,759,725.42            $0.00

7.   Pool Factors

                                                         This Due Period
     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount

                                                             Cumulative
                                                              Investor
                                                             Charged-Off
                                           This Due Period    Amount
 (a) Group One                           $50,840,570.96            $0.00

 (b) Group Two                            $9,551,565.57            $0.00

 (c) Series 1993-2                        $4,550,044.16            $0.00

 (d) Class A                              $4,366,631.53            $0.00

     Class B                                $183,412.63            $0.00

9.   Investor Losses This Due Period

                                                            Per $1,000 of
                                                            Original Invested
                                                Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-2                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period       Per $1,000 of
                                                            Original Invested
                                                Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-2                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses       Per $1,000 of
                                                            Original Invested
                                                Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-2                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $15,522,486.67

 (b) Group Two                                            $2,916,666.67

 (c) Series 1993-2                                        $1,388,890.00

 (d) Class A                                              $1,333,333.33

     Class B                                                 $55,556.67

13.  Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                              of Class A
                                                Total       Invested Amount
     Series 1993-2 Class B               $50,000,040.00         6.2500%

14.  Total Available Credit Enhancement Amounts

                                          Shared Amount    Class B Amount
     Maximum Amount                      $20,833,350.00    $8,333,340.00

     Available Amount                    $20,833,350.00    $8,333,340.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                         $0.00            $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $14,242,192,142.08

                         Delinquent Amount   Percentage of Ending
     Payment Status      Ending Balance      Receivables Outstanding
     30-59 days          $371,187,245.21        2.61 %

     60-179 days         $491,307,341.82        3.45 %


                                FIRST BANK NATIONAL ASSOCIATION as Trustee


                              BY:
                                  -------------------------------
                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                             Discover Card Trust I

                        Series 1993-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 1, 1993 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-2 Master Trust Certificates for the Distribution Date occurring on July 15, 1996:


1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due
      Period is equal to                                                      $1,724,986,739.48

4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                          $94,400,577.90

5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                   $12,376,101.28

6a.  The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                   $0.00

6b.  The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                     $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                           $0.00
           is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                     $0.00
           Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                       $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                 $3,600,000.00

9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                           $3,965,129.28

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                      $519,836.24

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                   $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                     $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                           $0.00
           is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                     $0.00
           Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                       $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                   $159,725.42

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
  Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1996.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             --------------------------
                          Vice President, Director of Accounting,
                          and Treasurer